Exhibit 99.1

AutoWeb Reports First Quarter 2019 Results

IRVINE, Calif. – May 9, 2019 – AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing digital advertising solutions for automotive dealers and OEMs, is reporting financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Summary

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Total revenues were $31.6 million compared to $32.3 million in Q4’18 and $32.3 million in Q1’18.
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Advertising revenues were $5.9 million compared to $6.5 million in Q4’18 and $8.1 million in Q1’18.
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Net loss was $5.4 million or $(0.41) per share, compared to a net loss of $5.3 million or $(0.41) per share in Q4’18 and a net loss of $10.3 million or $(0.81) per share in Q1’18.
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Non-GAAP loss was $3.5 million or $(0.27) per share, compared to a non-GAAP loss of $3.1 million or $(0.24) per share in Q4’18 and non-GAAP loss of $0.9 million or $(0.07) per share in Q1’18.
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Adjusted EBITDA was $(3.0) million compared to $(2.6) in Q4’18 and $(0.3) million in Q1’18.

First Quarter 2019 Key Operating Metrics

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Lead traffic was 37.5 million visits compared to 32.1 million in Q4’18 and 39.9 million in Q1’18. 1
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Lead volume was 2.1 million compared to 2.0 million in Q4’18 and 1.8 million in Q1’18. 2
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Retail dealer count was 2,360 compared to 2,596 in Q4’18 and 2,744 in Q1’18. 3
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Retail lead capacity was 426,000 lead targets compared to 442,000 in Q4’18 and 487,000 in Q1’18. 4
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Click traffic was 10.1 million visits compared to 6.1 million in Q4’18 and 7.4 million in Q1’18. 5
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Click volume was 7.0 million clicks compared to 6.6 million in Q4’18 and 8.2 million in Q1’18. 6
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Revenue per click was $0.72 compared to $0.81 in Q4’18 and $0.82 in Q1’18. 7
__________________

1 Lead traffic = total visits to AutoWeb’s owned lead websites.
2 Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.
3 Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.
4 Retail lead capacity = the sum of the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) during the applicable quarter.
5 Click traffic = total visits to AutoWeb’s owned click referral websites.
6 Click Volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s click referral websites.
7 Revenue per click = total click revenue divided by click volume.

Management Commentary
“Q1 was highlighted by our first sequential quarter of gross margin expansion since Q4 2016, which is a reflection of our improved channel mix and traffic acquisition strategies,” said Jared Rowe, president & CEO of AutoWeb. “There is still work to be done before we can hit our inflection later this year, particularly with our distribution channel mix and our click product. However, as outlined on our last quarterly update, we are now onto the next phase of our turnaround, which we believe will enable us to further transform the business to deliver both revenue growth and profitability in 2019.

“With the establishment of our full executive team during the first quarter, each leader has begun to refine and add talent to their respective teams. We remain keenly focused on restructuring our fixed operating model to become a leaner, more profitable organization. In fact, in April we began to transition technology and development capabilities and related positions out of California and into our other offices to take advantage of lower costs. We also made the decision to close our Boston office to decrease our physical footprint. We expect these initiatives to further reduce expenses by $2.7 million on an annualized basis.

“Also subsequent to the quarter, we established a new $25 million revolving credit facility with PNC bank, which speaks to the confidence they have in our organization after running a significant due diligence process to gain a deeper understanding of our turnaround strategy.

“As we look ahead, we expect to continue providing measurable value to our clients, be it through leads, clicks, emails or fully bundled solutions with detailed attribution. We also expect to continue focusing on our various strategic initiatives and look forward to delivering on our goal of returning to growth and profitability in 2019.”

First Quarter 2019 Financial Results
Total revenues in the first quarter of 2019 were $31.6 million compared to $32.3 million in the year-ago quarter, with advertising revenues of $5.9 million compared to $8.1 million in the year-ago quarter. The decline in total revenues was primarily due to a decrease in click volume and pricing.

Gross profit in the first quarter was $5.8 million compared to $7.7 million in the year-ago quarter, with the decrease primarily driven by increased traffic acquisition costs. As a percentage of revenue, gross profit was 18.2%.

Total operating expenses in the first quarter were $11.2 million compared to $18.0 million in the year-ago quarter. The difference was primarily due to a goodwill impairment charge of $5.1 million and severance costs of $1.0 million included in the first quarter of 2018.

Net loss in the first quarter of 2019 was $5.4 million or $(0.41) per share, compared to a net loss of $10.3 million or $(0.81) per share in the year-ago quarter. The difference was primarily due to the aforementioned goodwill impairment charge in the first quarter of 2018, along with incremental cost savings driven throughout the year.

Non-GAAP loss was $3.5 million or $(0.27) per share, compared to a non-GAAP loss of $0.9 million or $(0.07) per share in the first quarter of 2018. Adjusted EBITDA was $(3.0) million compared to $(0.3) million in the first quarter of 2018. (see “Note about Non-GAAP Financial Measures” below for further discussion). The decreases in non-GAAP loss and adjusted EBITDA were driven by the aforementioned lower revenue and gross margins resulting from a decline in click revenue and pricing and an increase in traffic acquisition costs.

At March 31, 2019, cash and cash equivalents totaled $10.7 million compared to $13.6 million at December 31, 2018, and $15.2 million at March 31, 2018. Total debt was reduced to zero in January 2019, as the company repaid the $1.0 million convertible debt incurred in connection with the January 2014 acquisition of AutoUSA.

Conference Call
AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter results, followed by a question-and-answer session.

Date: Thursday, May 9, 2019
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 9682157

Please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 16, 2019. The call will also be archived in the Investors section of AutoWeb’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 9682157

Tax Benefit Preservation Plan
At December 31, 2018, the company had approximately $87.6 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended on April 14, 2014 and April 13, 2017 (as amended, the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of May 6, 2019, there were 13,145,331 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/tax.cfm.

About AutoWeb, Inc.
AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures
AutoWeb has disclosed non-GAAP loss, non-GAAP EPS and Adjusted EBITDA in this press release, which are non-GAAP financial measures as defined by SEC Regulation G. The company defines (i) non-GAAP loss as GAAP net loss before amortization of acquired intangibles, non-cash stock-based compensation, severance costs, litigation settlements, goodwill impairment, long-lived asset impairment and income taxes; (ii) non-GAAP EPS as non-GAAP loss divided by weighted average diluted shares outstanding; and (iii) Adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items. A table providing reconciliations of these measures is included at the end of this press release.

The company’s management believes that presenting non-GAAP loss, non-GAAP EPS, and Adjusted EBITDA provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. These non-GAAP measures also assist management in its operational and financial decision-making and monitoring the company’s performance. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer
The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company believes that the next phase of its turnaround will enable the company to further transform its business to deliver both revenue growth and margin expansion in 2019: (ii) the company’s expectation that the transition of Company personnel to other offices to take advantage of lower costs within its technology and product teams, along with closing its Boston office to decrease our physical footprint will further reduce expenses by $2.7 million on an annualized basis; (iii) the company’s expectations to continue providing measurable value to its clients, be it through leads, clicks, emails or fully bundled solutions with detailed attribution, and to continue focusing on its various strategic initiatives; and (iv) that the company looks forward to delivering on its goal of returning to growth and margin expansion in 2019, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact
J.P. Hannan
Chief Financial Officer
1-949-437-4651
jp.hannan@autoweb.com

Investor Relations Contact:
Sean Mansouri or Cody Slach
Gateway Investor Relations
1-949-574-3860
AUTO@gatewayir.com

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	March 31	December 31
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$10,733	$13,600
Accounts receivable, net of allowances for bad debts and customer credits
of $571 and $566 at March 31, 2019 and December 31, 2018, respectively	23,085	26,898
Prepaid expenses and other current assets	1,181	1,245
Total current assets	34,999	41,743
Property and equipment, net	2,809	3,181
Right-of-use assets	3,780	0
Intangibles assets, net	10,618	11,976
Other assets	510	516
Total assets	$52,716	$57,416

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,549	$17,572
Accrued employee-related benefits	1,934	3,125
Other accrued expenses and other current liabilities	1,296	2,204
Current portion of lease liabilities	1,626	-
Current convertible note payable	-	1,000
Total current liabilities	21,405	23,901

Lease liabilities, net of current portion	2,298	0
Total liabilities	23,703	23,901

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized;
13,116,462 and 12,960,450 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	13	13
Additional paid-in capital	362,076	361,218
Accumulated deficit	(333,076)	(327,716)
Total stockholders' equity	29,013	33,515
Total liabilities, minority interest and stockholders' equity	$52,716	$57,416

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Lead fees	$25,698	$24,080
Advertising	5,878	8,087
Other	28	182
Total revenues	31,604	32,349
Cost of revenues	25,847	24,659
Gross profit	5,757	7,690

Operating Expenses
Sales and marketing	2,878	3,712
Technology support	2,780	3,385
General and administrative	4,290	4,575
Depreciation and amortization	1,239	1,160
Goodwill impairment	-	5,133
Total operating expenses	11,187	17,965
Operating loss	(5,430)	(10,275)
Interest and other income (expense), net	70	0
Loss before income tax provision (benefit)	(5,360)	(10,275)
Income taxes provision	-	4
Net loss and comprehensive loss	$(5,360)	$(10,279)

Basic and diluted loss per share:
Basic loss per common share	$(0.41)	$(0.81)
Diluted loss per common share	$(0.41)	$(0.81)

Shares used in computing net loss per share:
Basic	12,925	12,617
Diluted	12,925	12,617

AUTOWEB, INC.
RECONCILIATION OF NON-GAAP LOSS / EPS
(Amounts in thousands, except per-share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018

Net loss	$(5,360)	$(5,285)	$(10,279)

Amortization of acquired intangibles	1,357	1,511	1,687

Non-cash stock based compensation:
Cost of revenues	-	1	15
Sales and marketing	72	78	225
Technology support	41	35	152
General and administrative	438	387	1,234
Total non-cash stock-based compensation	551	501	1,626

Severance costs	-	188	950
Litigation settlements	(25)	(25)	(17)
Goodwill impairment	-	-	5,133
Income taxes	-	(10)	4
	1,883	2,165	9,383

Non-GAAP loss	$(3,477)	$(3,120)	$(896)

Weighted average diluted shares	12,925	12,892	12,617

Diluted GAAP EPS	$(0.41)	$(0.41)	$(0.81)
Diluted impact of adjustments	0.14	0.17	0.74
Diluted Non-GAAP EPS	$(0.27)	$(0.24)	$(0.07)

AUTOWEB, INC.
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended March 31,
	March 31, 2019	December 31, 2018	March 31, 2018

Net loss	$(5,360)	$(5,285)	$(10,279)

Depreciation and amortization	1,787	2,010	2,179
Interest income	(6)	(7)	(6)
Interest expense	5	15	88
Income taxes	-	(10)	4
EBITDA	1,786	2,008	2,265

Non-cash stock compensation expense	551	501	1,626
Goodwill impairment	-	-	5,133
Severance costs	-	188	950

Adjusted EBITDA	$(3,023)	$(2,588)	$(305)